UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2022

BSQUARE CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction	(Commission	(IRS Employer Identification No.)
of Incorporation)	File Number)

1415 Western Avenue, Suite 700
Seattle, WA 98101
425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 2, 2022, the Board of Directors (the “Board”) of Bsquare Corporation (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Bernee D.L. Strom as a director of the Company. Ms. Strom will serve as a Class III director for a term expiring at the Company’s 2022 annual meeting of shareholders or upon her earlier death, resignation or removal. The Board also appointed Ms. Strom to serve as a member of the Board’s Governance and Nominating Committee, replacing Davin Cushman.

Since April 2015, Ms. Strom has served as a Senior Advisor for Digital Media to Cascadia Capital, an investment bank, and as a Senior Advisor to SkyLIFE Technologies, a humanitarian focused aerial delivery company. Ms. Strom has also served as President and Chief Executive Officer of The Strom Group, an investment and business advisory firm, since January 1990. From May 2008 to October 2014 Ms. Strom was Chairman and CEO of WebTuner Corp., a provider of software infrastructure that brings broadband to television, continuing as Executive Chairman until May 2015. From May 2002 until October 2008, she was Executive Chair of Ensequence, Inc., providing technology for interactive TV. Ms. Strom has extensive board experience on public, private and non-profit boards. Ms. Strom most recently served as a member of the board of directors of MicroVision, Inc., (NASDAQ: MVIS), a NASDAQ listed company focused on the development of lidar sensors, from October 2017 to March 2021. The Board has concluded that Ms. Strom should serve as a director because of her significant experience in business management and leadership expertise and experience as a public company board member.

In connection with her service as a director, Ms. Strom will receive compensation consistent with that received by the Company’s other non-employee directors as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Board has affirmatively determined that Ms. Strom is independent in accordance with applicable NASDAQ listing rules and has no material direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Strom will enter into the Company’s standard form of indemnification agreement with the Company, which will provide indemnification protection for her in connection with her service as a member of the Board.

Item 7.01	Regulation FD Disclosure.

On August 8, 2022, the Company issued a press release announcing the foregoing appointment. The Company’s press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release, dated August 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: August 8, 2022	By:	/s/ Christopher Wheaton
Chief Financial and Operating Officer, Secretary and Treasurer